UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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IRET Announces Change to a Virtual Meeting Format

for 2020 Annual Meeting of Shareholders

MINNEAPOLIS, MN, May 1, 2020 – IRET (NYSE: IRET) announced today a change in the format of its Annual Meeting of Shareholders ("Annual Meeting") from an in-person to a virtual-only meeting, via webcast, due to the emerging public health impact of the coronavirus pandemic (COVID-19) and to support the health and well-being of the Company's shareholders, employees and their families. As previously announced, the Annual Meeting will be held on Tuesday, May 19, 2020, at 9:00 a.m. CDT.

As described in IRET’s proxy materials previously distributed for the Annual Meeting, shareholders at the close of business on March 23, 2020, the record date, are entitled to participate in the Annual Meeting. To participate in and/or vote at the virtual Annual Meeting, shareholders should pre-register by 11:59 p.m. EDT on May 16, 2020 at http://viewproxy.com/iret/2020. Shareholders must enter the control number found in their proxy materials, either on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. IRET urges shareholders to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Additional Information About the Virtual Annual Meeting

Attendance and Participation

Shareholders will be able to participate online and submit their questions during the Annual Meeting by visiting http://viewproxy.com/iret/2020/vm and typing their questions into the “Ask a Question” field and clicking “Submit.” Shareholders will be able to vote their shares electronically during the Annual Meeting.

To participate in the Annual Meeting, shareholders will need the event passcode provided to them after they have successfully registered. The Annual Meeting will begin promptly at 9:00 a.m. CDT. We encourage shareholders to access the Annual Meeting prior to the start time. Online access will begin at 8:45 a.m. CDT.

Shareholders do not need to attend the Annual Meeting to vote if they submitted their vote via proxy in advance of the Annual Meeting. A replay of the Annual Meeting, including the questions answered during the meeting, will be available at ir.iretapartments.com.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plug-ins. Participants should ensure they have a strong Internet connection wherever they intend to participate in the Annual Meeting.

Questions

Questions pertinent to the Annual Meeting will be answered during the Annual Meeting, subject to time constraints.

Our rules of conduct and other materials for the Annual Meeting will be available at http://viewproxy.com/iret/2020.

Technical Difficulties

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please visit virtualmeeting@viewproxy.com or call (Toll Free) 1-866-612-8937 for assistance. Technical support will be available beginning at 8:45 a.m. CDT on May 19, 2020 through the conclusion of the Annual Meeting.

Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available at http://viewproxy.com/iret/2020.

Tabulation

Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election at the Annual Meeting.

About IRET

IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities. As of December 31, 2019, we owned interests in 69 apartment communities consisting of 11,953 apartment homes. IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET-PC," respectively). IRET's press releases and supplemental information are available on its website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.

Contact Information

Emily Miller

Investor Relations

Phone: 701-837-7104

E-mail: IR@iret.com